Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Sprouts Farmers Market, Inc., (the “Company”) on Form 10-K for the fiscal year ended December 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James L. Nielsen and Bradley S. Lukow, Interim Co-Chief Executive Officers of the Company, certify, based on our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 21, 2019	Is/ James L. Nielsen	/s/ Bradley S. Lukow
	James L. Nielsen Interim Co-Chief Executive Officer, President and Chief Operating Officer (Co-Principal Executive Officer)	Bradley S. Lukow Interim Co-Chief Executive Officer and Chief Financial Officer (Co-Principal Executive Officer and Principal Financial and Accounting Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.